EXHIBIT 4(b)

         THE OPTION GRANTED PURSUANT TO THIS NONSTATUTORY STOCK OPTION AGREEMENT (THE "OPTION") AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE OPTION OR THE SHARES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL, WHICH IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                   SUTTER SURGERY CENTERS, INC., NONQUALIFIED
                   STOCK OPTION PLAN AND AGREEMENT (SAIBENI)

         THIS AGREEMENT is entered into as of December 1, 1992, between SUTTER SURGERY CENTERS, INC., a Delaware corporation (the "Company"), and AUGUST A. SAIBENI (the "Optionee").

                                    Recitals

         A. The Company's Board of Directors ("Board") has established this Nonqualified Stock Option Plan and Agreement ("Agreement") in order to provide the Optionee with an opportunity to acquire common stock of the Company; and

         B. The Board has determined that it would be in the best interests of the Company and its stockholders to grant the Nonqualified Stock Option described in this Agreement to the Optionee as an inducement to enter into and remain in the employ of the Company and as an incentive for extraordinary efforts during such employment.

         NOW, THEREFORE, it is agreed as follows:

                                    Agreement

ARTICLE 1. GRANT OF OPTION.

         1.01. Option. On the terms and conditions stated below, the Company hereby grants to the Optionee the option to purchase One Million Thirty-One Thousand Nine Hundred Ninety- Two (1,031,992) Shares for the sum of ONE DOLLAR ($1.00) per Share, the Fair Market Value of the Shares. This Option is not intended to be an incentive stock option described in section 422 of the Code.

         1.02. Representation and Warranty. The Company represents and warrants that, as of the effective date of this Agreement:

                  A. Nineteen Million Six Hundred Seven Thousand Eight Hundred Forty- Three (19,607,843) shares of Common Stock are issued and outstanding;

                  B.  The  Common  Stock  subject  to  this  Option   represents
approximately five percent (5%) of the outstanding Common Stock assuming full exercise of this Option; and

                  C. There are no outstanding options, warrants, conversion rights or similar rights under which the Company is or may become obligated to issue or sell any shares of Common Stock, except (I) as may be contemplated by this Agreement, and (ii) pursuant to the Purchase Rights Agreement, dated as of December 1, 1992, among the Company, E J Financial Investments, L.P., a Delaware limited partnership ("EJF"), and Sutter Ambulatory Care Corporation, a California nonprofit public benefit corporation ("SACC"); and

                  D.  The   execution  and  delivery  of  this  Option  and  the
performance of the obligations of the Company have been duly authorized by all corporate action on behalf of the Company.

ARTICLE 2. NO TRANSFER OR ASSIGNMENT OF OPTION.

         Except as otherwise provided in this Agreement, this Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to sale under execution, attachment or similar process. Except as otherwise provided herein, upon any transfer, assignment, pledge, hypothecation or other disposition of this Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or any sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

ARTICLE 3. RIGHT TO EXERCISE.

         3.01. Vesting. Optionee may only exercise this Option to the extent it is vested. Subject to the conditions stated in this Agreement, the right to exercise this Option shall accrue in installments as follows:

                                                       Percentage of
                   Date                              Shares Exercisable

        January 1, 1993                          25.0000% (257,998 Shares)
        February 1, 1993 and the first day of      1.5625% (16,125 Shares)
        each month thereafter until
        January 1, 1997


less, in the case of each vesting period, the number of Shares of common stock, if any, previously purchased under the Option; provided, however, the right to exercise any unexercised shares under this Option shall immediately become exercisable in full, if EJF and SACC, and their respective affiliates, as defined in the Stockholders Agreement, dated as of December 1, 1992, among the Company, EJF and SACC (the "Stockholders Agreement"), collectively no longer have the ability to cause the election of a majority of the Board of Directors of the Company, through the terms of the Stockholders Agreement, or otherwise. The Stockholders Agreement is hereby incorporated by reference.

         Any other provision of this Agreement notwithstanding, if the Optionee goes on a leave of absence in excess of six (6) months duration, other than a sick leave or disability leave (to be determined in the sole discretion of the Board), then the date when any installment of this Option would otherwise become exercisable under the foregoing schedule shall be delayed for a period equal to the duration of such leave of absence.

         3.02. Periods of Nonexercisability. This Section 3.02 shall prevail over any other portion of this Agreement. The Company shall have the right to designate as many as two (2) periods of time, each of which shall not exceed twelve (12) consecutive months in length, during which this Option shall not be exercisable. The Company may only make such a designation if it reasonably determines that such a limitation on exercise is reasonably likely to facilitate
(I) a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws on any issuance of securities by the Company, (ii) the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or (iii) the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. This limitation on exercise shall not alter the vesting schedule set forth in Section 3.01 other than to limit the periods during which this Option shall be exercisable. The Optionee shall be notified in writing in advance of any such designation by the Company.

ARTICLE 4.     EXERCISE PROCEDURES.

         4.01. Notice of Exercise.

                  A. The Optionee may exercise this Option by giving notice to the Secretary of the Company. In the notice, the Optionee shall specify (I) the election to exercise this Option; (ii) the number of Shares to be issued; and
(iii) the form of payment for such Shares. The Optionee shall sign the notice. The Optionee shall deliver the notice to the Secretary or Assistant Secretary of the Company; and at the time of giving the notice, the Optionee shall make payment in a form permissible under Article 5 for the full amount of the Purchase Price. The notice shall be in the form attached as Exhibit 4.01.

                  B. A representative of the Optionee may exercise the Option on behalf of the Optionee in accordance with the procedures of Section 4.01A. In addition to the procedures of Section 4.01A, the representative shall provide proof satisfactory to the Company of the representative's authority as a condition of the representative's right to exercise this Option.

         4.02. Issuance of Shares. After receiving a proper notice of exercise and full payment for the Shares, the Company shall issue a certificate or certificates for the Shares subject to the Option exercised by the Optionee, registered in the name of the Optionee (or a person set forth in Section 6.04C), or, if so specified in the notice of option exercise, in the names of the Optionee and his spouse as community property or as joint tenants with right of survivorship. The Company shall not issue Optionee any fractions of Shares. The Company shall pay the Optionee, in cash, the Fair Market Value of any fractions of Shares. The Company shall deliver any certificates representing the Shares to the Optionee no later than thirty (30) days after receiving proper notice and full payment for the Shares.

ARTICLE 5. PAYMENT FOR STOCK.

         The Optionee shall pay for the entire Purchase Price in United States dollars, or, at the Optionee's discretion:

         The Optionee may elect to surrender Shares, in form appropriate for transfer, towards payment of the Purchase Price, provided that the Company has closed an Initial Public Offering. The Shares surrendered shall be valued at their Fair Market Value as of the exercise date. The Optionee may only surrender Shares if they have an aggregate Fair Market Value of at least TEN THOUSAND DOLLARS ($10,000).

                                       4-

         The combined amount paid in cash and the value of surrendered Shares must equal the Purchase Price.

ARTICLE 6. TERM AND EXPIRATION.

         6.01.  Basic Term.  This Option  shall in any event expire on the tenth
(10th) anniversary of the Date of Grant unless extended due to a delay as described in Section 3.02 with the delay occurring after the eighth (8th) anniversary of the Date of Grant. If a delay in exercising this Option (as described in Section 3.02) occurs after the eighth (8th) anniversary of the Date of Grant, the term of this Option shall be extended by one day for each day of such delay occurring after the eighth (8th) anniversary of the Date of Grant.

         6.02. Termination of Service Resulting in Acceleration of Vesting. If the Optionee's employment is terminated for any of the following reasons:

                  A. The Optionee's death, disability or incapacity;

                  B. Action by the Company pursuant to Section 9(d) of the Employment Agreement between the Optionee and the Company, dated the date hereof (the "Employment Agreement"), or otherwise without cause; or

                  C. Action by the Optionee pursuant to Section 9(e) of the Employment Agreement, or otherwise for good reason; then, any portion of this Option which is not then exercisable pursuant to Section 3.01 shall become exercisable as of the date of termination of the Optionee's employment by the Company (the "Termination Date").

         6.03. Termination of Service Resulting in Termination of Nonvested 0ptions. If the Optionee's employment is terminated for any reason other than set forth in Section 6.02 herein, then any portion of this Option which is not then exercisable pursuant to Section 3.01 herein shall terminate on the Termination Date. 6.04. Exercise of Options After Termination Date.

                  A. After the Termination Date, the Optionee may exercise any portion of this Option (other than any portion which has terminated pursuant to Section 6.03 hereof) on or before the ninetieth (90th) day after the end of the calendar year in which the Termination Date occurs.

                  B. After the time period set forth in Section 6.04.A above has expired, the Optionee shall no longer have any rights whatsoever hereunder.

                  C. All or part of this Option may be exercised at any time before its expiration by the executors or administrators of the Optionee's estate or by any person who has acquired this Option directly from the Optionee by bequest, beneficiary designation or inheritance.

         6.05. Leaves of Absence. For purposes of this Article 6, the employment relationship shall be deemed to continue during any period when the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Board).

ARTICLE 7. LEGALITY OF INITIAL ISSUANCE.

         Shares shall be issued upon the exercise of this Option only if the Company has determined that (I) it and the Optionee have taken any actions required by law to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange or automated quotations system on which the Shares are listed has been satisfied; and (iii) any other applicable provision of state or federal securities law has been satisfied.

ARTICLE 8. REGISTRATION RIGHTS.

         8.01. Form S-8 Registration. From and after (I) the completion of an Initial Public Offering and (ii) the expiration of any lock-up period set forth in the Company's underwriting agreement with the managing underwriters) of the Company's Initial Public Offering, the Company shall register the Shares on Form S-8 for sale pursuant to employee benefit plans of the Company; provided that,
(x) the optionee has given the Company at least sixty (60) days' written notice of Optionee's request to register the Shares and (y) the registration of the Shares is permitted by the rules of the Securities and Exchange Commission.

         8.02. No Other Registration  Rights. Other than as set forth in Section
8.01 above, the Company may, but shall not be obligated to, register or qualify the resale of Shares by the Optionee under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause such a resale of Shares to comply with any law.

ARTICLE 9. RESTRICTIONS ON TRANSFER OF SHARES.

         9.01. Restrictions. Regardless of whether the offering and sale of Shares have been registered under the Securities Act or have been registered or qualifiedunder the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the reasonable judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law or with restrictions imposed by the Company's underwriters.

         9.02. Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon exercising this Option will be acquired for investment and not with a view to the sale or distribution thereof.

         9.03. Investment Intent at Exercise. If the sale of Shares are not registered under the Securities Act, but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

         9.04. Stockholders Agreement. Unless an Initial Public Offering has been completed, the Optionee shall, upon exercise of any Options, execute and deliver instruments necessary to cause the Optionee to become a party to the Stockholders Agreement. Such instrument shall obligate the Optionee to vote his Shares for the director nominees nominated by SACC or EJF.

         9.05. Legend. All certificates evidencing Shares acquired under this Agreement in an unregistered transaction shall bear the following restrictive legends (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

                  A. THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED; and

                  B. Any legend required by the Stockholders Agreement.

         9.06. Removal of Legends. If, in the reasonable opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

ARTICLE 10. SHARES AND ADJUSTMENTS.

         10.01. General. If there is a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Board shall make all appropriate adjustments in both (I) the number of Shares covered by this Option; and (ii) the Exercise Price.

         10.02. Merger; Consolidation; Sale; Liquidation. If the Company is (I) a party to a merger or consolidation and the Company is not the surviving corporation, (ii) if there is a sale of all or substantially all of the Company's assets other than a sale or transfer to a Subsidiary, or (iii) if there is a dissolution or liquidation of the Company (each referred to herein as a "Trigger Event"), the Optionee shall, upon a Trigger Event, have the right (immediately prior to the Trigger Event) to exercise this Option in whole or in part without regard to the vesting schedule set forth in Section 3.01. The Option shall terminate after the Trigger Event has taken place. The Company shall exercise its best efforts to keep Optionee informed in advance of when a Trigger Event may or will occur.

         10.03. Reservation of Rights. Except as provided in Articles 10 and 11, the Optionee shall have no rights by reason of (I) any subdivision or consolidation of shares of stock of any class; (ii) the payment of any dividend; or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Shares subject to this Option. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE  11.  OPTIONEE PURCHASE RIGHTS.

         If, at any time, or from time to time, prior to the Initial Public Offering, the Company issues or sells any shares of its common stock (other than shares issued to employees or directors pursuant to employee benefit plans and shares issued in stock splits or dividends), the Company agrees to notify the Optionee in writing of the terms of the issuance. The Optionee shall thereupon be entitled to purchase from the Company a number of shares of common stock of the Company such that the Optionee owns the same percentage of common stock of the Company after the issuance as before the issuance. The Optionee's percentage ownership shall be calculated assuming full exercise of this Option. The Optionee shall exercise his purchase rights under this Article 11 within thirty (30) days from receipt of notification from the Company. The Optionee shall purchase any shares acquired under this Article 11 on the same terms and conditions as those provided to the other investors in such offering.

ARTICLE 12. MISCELLANEOUS PROVISIONS.

         12.01. Withholding Taxes. If the Company determines that it is required to withhold foreign, federal, state or local tax as a result of the exercise of this Option, the Optionee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Company to enable the Company to satisfy all withholding requirements.

         12.02. Rights as a Stockholder. The Optionee shall not have any rights as a stockholder with respect to any Shares subject to this Option until such Shares have been issued as provided in Section 4.02.

         12.03. No Employment Rights. Nothing in this Agreement shall be construed as giving the Optionee the right to continue as an Employee. The terms of the Optionee's employment with the Company are set forth in the Employment Agreement. The Company reserves the right to terminate the Optionee's employment at any time, with or without cause, subject to any written Employment Agreement between the Optionee and the Company to the contrary.

         12.04. Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or two
(2) days after the date of deposit with the United States Postal Service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party's signature on this Agreement, or at such other address as such party may designate by ten
(10) days' advance written notice to the other party to this Agreement.

         12.05. Entire Agreement. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

         12.06. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (exclusive of its laws regarding the conflict of laws), as such laws are applied to contracts entered into and performed in such state.

         12.07. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE OPTIONEE AND THE COMPANY HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF THE COMPANY'S HEADQUARTERS (AT THE TIME ANY ACTION IS INSTITUTED), AND IRREVOCABLY AGREE THAT, UNLESS BOTH PARTIES ELECT OTHERWISE, ALL ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. THE PARTIES ACCEPT THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT MAY BE MADE BY MAILING IT BY REGISTERED OR CERTIFIED MAIL TO THE PARTIES AT THE ADDRESS PROVIDED ON THE SIGNATURE PAGE HEREIN, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE PARTIES TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. NOTHING HEREIN SHALL EFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

ARTICLE 13. DEFINITIONS.

         13.01. Board. Shall mean the Board of Directors of the Company, as constituted from time to time.

         13.02. Code. Shall mean the Internal Revenue Code of 1986, as amended.

         13.03. Date of Grant. Shall mean the date on which the Board resolved to grant this Option, which is also the date as of which this Agreement is entered into.

         13.04. Employee. Shall mean any individual who is a common law employee of the Company or of a Subsidiary.

         13.05. Exercise Price. Shall mean the amount for which one (1) Share may be purchased upon exercise of this Option as specified in Section 1.01.

         13.06 Fair Market Value. Shall mean as of the date of this Agreement, ONE DOLLAR ($1.00) per share. After the date of this Agreement, it shall mean for each share: (I) the average of the closing prices per share of the common stock as reported in The Wall Street Journal for the last twenty (20) business days prior to the exercise date if shares of the Common Stock are either listed on a national securities exchange or traded on the NASDAQ/National Market System; (ii) the average bid and asked prices for the last twenty (20) business days prior to the exercise date as furnished by two (2) members of the National Association of Securities Dealers, Inc., selected for that purpose from time to time by the Company and reasonably acceptable to the Optionee if shares of the Common stock are not so listed, admitted or traded; or (iii) the price determined below, if the formulas set forth in clauses (I) and (ii) above are inapplicable:

         The price, as of the exercise date determined by an investment banker selected by the mutual agreement of the Company and the Optionee (the "Mutually Acceptable Investment Banker"). If the parties are unable to select a Mutually Acceptable Investment Banker, the price shall be determined, as of the exercise date, by a single arbitrator selected in accordance with the provisions of the American Arbitration Association located in Chicago. To the extent possible, this arbitrator shall have at least ten (10) years of experience in the investment banking industry and shall be familiar with valuing companies engaged in the surgery center business.

         13.07. Initial Public Offering. Initial Public Offering shall mean an initial public primary offering by underwriters on a firm commitment or best efforts basis in which the Common Stock is listed on a national securities exchange or traded on the Automated Quotation System of the National Association of Securities Dealers or other over-the-counter- market.

         13.08. Option. Shall mean an employee stock option not described in sections 422(b) or 423(b) of the Code granted under this Agreement and entitling the Optionee to purchase Shares.

         13.09. Purchase Price. Shall mean the Exercise Price multiplied by the number of Shares with respect to which this Option is being exercised.

         13.10. Securities Act. Shall mean the Securities Act of 1933, as amended.

         13.11. Share. Shall mean one (1) share of Common Stock, as adjusted in accordance with Article 10 (if applicable).

         13.12.  Subsidiary.  Shall mean any corporation,  if the Company or one
(1) or more other Subsidiaries own, individually or collectively, not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its officer duly authorized, and the Optionee has personally executed this Agreement.

                                    OPTIONEE:





                                          ---------------------------------
                                                 AUGUST A. SAIBENI
                                          Address:
                                                  -------------------------
                                                  -------------------------

                                    COMPANY:

                                          SUTTER SURGERY CENTERS, INC., a
                                          Delaware corporation


                                          By
                                            --------------------------------
                                          Its
                                             -------------------------------
                                          Address:     2800 L Street
                                                       Sacramento, CA  95816

                                  EXHIBIT 4.01

                              OPTION EXERCISE FORM

                                                        Date:_________________

                            NONQUALIFIED STOCK OPTION

                                  EXERCISE FORM

Sutter Surgery Centers, Inc.
Attention: Secretary

----------------------------
----------------------------


         The undersigned elects to exercise the option to purchase ___________ (________) shares of common stock (the "Shares") of Sutter Surgery Centers, Inc., ("Company"), in accordance with the nonqualified stock option granted to the undersigned by Company as of , 1992, pursuant to a Nonqualified Stock Option Plan and Agreement (the "Agreement").

         Prior to the issuance of these Shares, I will make full payment of the Purchase Price for the Shares by one of the following methods as indicated:

         [ ]      In cash in the amount of

         [ ] By tender of Shares of the Company having a Fair Market Value when combined with other forms of payment of not less than the Purchase Price (shares may only be tendered if the Company has completed an Initial Public Offering (as defined in the Agreement)).

         Please  issue the  Shares to  ___________________________________[i.e.,
Optionee; Optionee and spouse as community property; or Optionee and spouse as joint tenants]. .

         I represent and agree that I am over eighteen (18) years of age, that I am acquiring the Shares for investment and that I have no present intention to transfer, sell or otherwise dispose of such Shares, except as permitted pursuant to the Agreement and in compliance with applicable securities laws.

         I further acknowledge and understand that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. I further acknowledge and understand that, except as set forth in the Agreement, the Company is under no obligation to register the Shares and that, in the absence of registration, the Shares may not be transferred. I understand that the instrument evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to Company. I do not have any contract, agreement or arrangement with any persons to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares.

         I am aware of the adoption of Rule 144 by the Securities and Exchange Commission, promulgated under the Securities Act, which permits limited public resale of securities acquired on a nonpublic offering subject to the satisfaction of certain conditions, including, among other things: The availability of certain public information about Company, the resale occurring not less than two (2) years after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "broker's transaction," and the amount of securities being sold during any three
(3)-month period not exceeding specified limitations (generally, one percent (1%) of the total amount outstanding).

         I agree to  obtain  the  consent  of my spouse  to this  exercise.*

         My address of record is:

                      -------------------------------------
                      -------------------------------------
and my Social Security number is:
                                  -------------------------------------

                                       Very truly yours,



                                       -------------------------------------
                                       Name:


------------------------------
* The Consent of Spouse should be in the form attached to the Nonqualified Stock Option Exercise Form.

                                CONSENT OF SPOUSE




         The undersigned, being the spouse of ______________________, does hereby acknowledge that she has read and is familiar with the provisions of the above Nonqualified Stock Option Exercise Form and the Agreement, and she hereby agrees thereto and joins therein to the extent, if any, that her agreement and joinder may be necessary.

           DATED:
                 ---------------------------


                                      -------------------------------------
                                                  (Signature)

                                      Print Name:
                                                 --------------------------

Receipt of the above is hereby
acknowledged:
SUTTER SURGERY CENTERS, INC.


By
   -------------------------------
Its
   -------------------------------
Dated:
      -------------------------------